Exhibit 99.1

CONTACT:

Investors/Media	Media
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors
Jonathan Neely
(610) 459-6645

ENDO PHARMACEUTICALS SUCCESSFULLY COMPLETES

TENDER OFFER FOR SHARES OF HEALTHTRONICS, INC.

CHADDS FORD, Pa., July 2, 2010 – Endo Pharmaceuticals (NASDAQ: ENDP) today announced the successful completion of the tender offer by its wholly owned subsidiary, HT Acquisition Corp., for all of the outstanding shares of common stock of HealthTronics, Inc. (NASDAQ: HTRN). American Stock Transfer & Trust Company, the depositary for the tender offer, has advised Endo that, as of 5:00 p.m., New York City time, on July 1, 2010, the initial expiration of the tender offer, approximately 42,416,138 shares were validly tendered and not withdrawn in the tender offer, representing approximately 93.3759% of HealthTronics’ issued and outstanding shares, of which approximately 4,699,604 shares were tendered by notice of guaranteed delivery. In order for the shares tendered by guaranteed delivery to be accepted for payment, the underlying shares must be received by the depositary within three trading days of the date on which the corresponding guaranteed deliveries were executed. All validly tendered shares have been accepted for payment and Endo will pay for all such shares promptly.

Endo also announced today that it would make available a subsequent offering period commencing immediately and expiring on July 9, 2010 at 5:00 p.m. New York City time for all HealthTronics shares not tendered into the offer prior to the initial expiration date. During the subsequent offering period, HT Acquisition Corp. will accept for payment and promptly pay for HealthTronics shares as they are tendered. Shareholders who tender shares during such period will receive the same $4.85 per HealthTronics share in cash as was paid to HealthTronics shareholders pursuant to the tender offer. Procedures for tendering shares during the subsequent offering period are the same as during the initial offering period with two exceptions: (1) shares cannot be delivered by the guaranteed delivery procedure and (2) pursuant to Rule 14d-7(a)(2) under the Securities Exchange Act of 1934, as amended, shares tendered during the subsequent offer period may not be withdrawn.

Endo and HT Acquisition Corp. reserve the right to extend the subsequent offering period in accordance with applicable law and their contractual obligations to HealthTronics. After expiration of the subsequent offering period, HT Acquisition Corp. will acquire all of the remaining outstanding shares of HealthTronics common stock by means of a merger under Georgia law. Endo currently expects to consummate the merger during the week of July 12, 2010, assuming it owns 90% of the outstanding HealthTronics shares at that time, after giving effect to the receipt of shares tendered by guaranteed delivery and any shares tendered during the subsequent offering period. As a result of the purchase of shares in the tender offer, HT Acquisition Corp. has sufficient voting power to approve the merger without the affirmative vote of any other HealthTronics shareholder. Following the merger, HealthTronics will become a wholly owned subsidiary of Endo, and each share of HealthTronics’ outstanding common stock will be cancelled and converted into the right to receive the same consideration, without interest, received by holders who tendered in the tender offer. Thereafter, HealthTronics common stock will cease to be traded on the NASDAQ Stock Market.

About HealthTronics

HealthTronics, Inc. is a premier urology company providing an exclusive suite of healthcare services and technology, including urologist partnership opportunities, surgical and capital equipment, maintenance services and anatomical pathology services. The company’s product portfolio includes a full line of urology equipment and products, including lithotripters, cryoablation products used for the treatment of prostate cancer, surgical lasers for treatment of BPH, and anatomical pathology services. As a service provider, HealthTronics offers the latest technology in lithotripsy services and prostate therapy services, including BPH treatments and prostate cancer treatments. For more information, visit www.healthtronics.com.

About Endo

Endo Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development, sale and marketing of branded and generic prescription pharmaceuticals used to treat and manage pain, bladder cancer, prostate cancer and the early onset of puberty in children, or central precocious puberty (CPP). Its products include LIDODERM(R), a topical patch to relieve the pain of postherpetic neuralgia; Percocet(R) and Percodan(R) tablets for the relief of moderate-to-moderately severe pain; FROVA(R) tablets for the acute treatment of migraine attacks with or without aura in adults; OPANA(R) tablets for the relief of moderate-to-severe acute pain where the use of an opioid is appropriate; OPANA(R) ER tablets for the relief of moderate-to-severe pain in patients requiring continuous, around-the-clock opioid treatment for an extended period of time; Voltaren(R) Gel, which is owned and licensed by Novartis AG, a nonsteroidal anti-inflammatory drug indicated for the relief of the pain of osteoarthritis of joints amenable to topical treatment, such as those of the hands and the knees; VANTAS(R) for the palliative treatment of advanced prostate cancer; SUPPRELIN(R) LA for the treatment of early onset puberty in children; and VALSTAR(TM) for the treatment of BCG-refractory carcinoma in situ (CIS) of the urinary bladder in patients for whom immediate cystectomy would be associated with unacceptable medical risks. The company markets its branded pharmaceutical products to physicians in pain management, urology, endocrinology, oncology, neurology, surgery and primary care. More information, including this and past press releases of Endo Pharmaceuticals, is available at www.endo.com.

Safe Harbor Statement

This press release contains forward-looking statements regarding, among other things, the company’s financial position, results of operations, market position, product development and business strategy, as well as estimates of future net sales, future expenses, future net income and future earnings per share. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “intend,” “guidance” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in this press release. These factors include, but are not limited to: the possibility that the acquisition of HealthTronics is not complementary to Endo; the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; competition in our industry, including for branded and generic products, and in connection with our acquisition of rights to assets, including intellectual property; government regulation of the pharmaceutical industry; our dependence on a small number of products and on outside manufacturers for the manufacture of our products; our dependence on third parties to supply raw materials and to provide services for certain core aspects of our business; new regulatory action or lawsuits relating to our use of controlled substances in many of our core products; our exposure to product liability claims and product recalls and the possibility that we may not be able to adequately insure ourselves; our ability to protect our proprietary technology; our ability to successfully implement our in-licensing and acquisition strategy; the availability of third-party reimbursement for our products; the outcome of any pending or future litigation or claims by the government; our dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of our total net sales; a determination by a regulatory agency that we are engaging in inappropriate sales or marketing activities, including promoting the “off-label” use of our products; the loss of branded product exclusivity periods and related intellectual property; and exposure to securities that are subject to market risk including auction-rate securities the market for which is currently illiquid; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our annual report on Form 10-K for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission on February 26, 2010. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Additional Information

Endo has filed a tender offer statement on Schedule TO with the SEC. Investors and HealthTronics shareholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that has been filed by HealthTronics with the SEC, because they contain important information. These documents are available at no charge on the SEC’s website at www.sec.gov. A copy of the solicitation/recommendation statement on Schedule 14D-9 may be obtained free of charge from HealthTronics’ website at www.healthtronics.com or by directing a request to HealthTronics at 9825 Spectrum Drive, Building 3, Austin, Texas 78717, Attn: Corporate Secretary. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents may be obtained free of charge from Endo’s website at www.endo.com or by directing a request to Endo at www.endo.com, or Endo Pharmaceuticals, 100 Endo Boulevard, Chadds Ford, PA 19317, Attn: Corporate Secretary’s Office.

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